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EXHIBIT 99.1

News Release                                                    [GLENAYRE LOGO]

Contact: Debra Ziola
770 283 2569
investor.relations@glenayre.com
(NASDAQ: GEMS)

                  Glenayre Announces First Quarter 2005 Results

             Company reports 76% increase in quarterly year-over-year
               revenue growth and net income of $1.8 million from
                              continuing operations

ATLANTA -- APRIL 27, 2005 -- GLENAYRE TECHNOLOGIES, INC. (NASDAQ: GEMS) today reported income from continuing operations of $1.8 million for the first quarter of 2005, or $0.03 per share, which compares to income from continuing operations of $0.2 million, or $0.00 per share, for the fourth quarter of 2004 and a loss from continuing operations of ($5.9) million, or ($0.09) per share, for the first quarter of 2004.

The Company reported revenue of $17.9 million for the first quarter of 2005 compared to $13.3 million for the fourth quarter of 2004 and $10.2 million for the first quarter of 2004. The Company attributed the increase in revenue for the first quarter of 2005 over the fourth quarter of 2004 and the first quarter of 2004 primarily to an increase in product sales to the Company's North American customers to accommodate their subscriber growth.

"Glenayre begins 2005 with impressive revenue growth and profitability," stated Clarke Bailey, chairman and CEO. "Our first quarter results provide further validation that our business is operationally sound and strategically on track. We are building on the significant progress made in 2004, and these results reflect the strong commitment our carrier customers have to our solutions."

The Company reported that gross margins for the first quarter of 2005 were 63% compared to 61% for the fourth quarter of 2004 and 21% for the first quarter of 2004. As previously reported, gross margins in the first quarter of 2004 were impacted by a $2.7 million patent infringement related charge. The higher gross margins in both the first quarter of 2005 and the fourth quarter of 2004 were attributed primarily to strong sales of the Company's higher margin products, including software applications. The Company expects gross margins to return to the low- to mid-fifty percent range in future quarters.

Including discontinued operations, the Company reported net income of $1.8 million, or $0.03 per share, for the first quarter of 2005, compared to $2.7 million, or $0.04 per share, for the fourth quarter of 2004 and a loss of ($4.2) million, or ($0.06) per share, for the first quarter of 2004.

As of March 31, 2005, the Company reported a total cash and short-term investments balance of $91.0 million, compared to $94.9 million at December 31, 2004 and $94.1 million at March 31, 2004. The decrease in cash during the first quarter of 2005 is attributed to increased working capital requirements. The Company's accounts receivable at March 31, 2005 increased to $23.5 million as compared to $7.7 million at December 31, 2004, primarily due to the delivery of a


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significant amount of equipment to MTN, a large South African carrier. The revenue related to this order will not be recognized until the second quarter of 2005 when the Company anticipates the installation to be completed. Higher revenues in the first quarter of 2005 as compared to the fourth quarter of 2004, and the timing of shipments during each of the quarters also contributed to the increase in accounts receivable.

Deferred revenue at March 31, 2005 increased to $12.8 million as compared to $3.8 million at December 31, 2004 primarily due to the delivery of the MTN equipment, as well as to the deferral of revenue for annual extended maintenance contracts that were renewed during the first quarter of 2005.

"The Messaging Business achieved great success in the first quarter with increased sales in North America," stated Messaging Business President, Bruce Bales. "Going forward, we are seeing a significant increase in our international business, and based on this trend, we anticipate continued strong results in the second quarter of 2005."

Glenayre further reported that it continues to aggressively pursue acquisition opportunities.

The Company also reported that management had recently completed its assessment of the Company's internal control over financial reporting as of December 31, 2004 and had concluded that as of such time the Company's internal control over financial reporting was effective. The Company recently filed an amendment to its Form 10-K for the year ended December 31, 2004 on Form 10-K/A, that includes Management's Annual Report on Internal Control Over Financial Reporting and the related Report of Independent Registered Public Accounting Firm.


About Glenayre

Glenayre is a global provider of next-generation messaging solutions and enhanced services for wireless and wireline carriers, and MSO/cable companies. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one-number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit http://www.glenayre.com.

Safe Harbor Statement

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ Stock Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; potential


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intellectual property infringement claims from third parties; litigation;
international business risks and continued terrorist attacks, war or other civil disturbances.


                                      # # #

Glenayre, Versera and the Glenayre logo are trademarks of Glenayre Electronics, Inc.


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                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                            MARCH 31, 2005    DECEMBER 31, 2004
                                                                                            --------------    -----------------
                                                                                              (UNAUDITED)
ASSETS
Current Assets:

Cash and cash equivalents                                                                      $ 90,927           $ 82,691

Short-term investments                                                                               56             12,180

Restricted cash                                                                                     106                 30

Accounts receivable, net                                                                         23,529              7,695

Inventories, net                                                                                  8,415              6,163

Prepaid expenses and other current assets                                                         2,087              2,863
                                                                                               --------           --------
    Total Current Assets                                                                        125,120
                                                                                                                   111,622

Property, plant and equipment, net                                                                8,590              8,812

Other assets                                                                                      1,676                848
                                                                                               --------           --------

TOTAL ASSETS                                                                                   $135,386           $121,282
                                                                                               ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

Accounts payable                                                                               $  4,993           $  3,552

Deferred revenue                                                                                 12,840              3,754

Accrued liabilities                                                                              13,712             11,912

Accrued liabilities, discontinued operations                                                      3,211              3,284
                                                                                               --------           --------
    Total Current Liabilities
                                                                                                 34,756             22,502

Other liabilities                                                                                 3,446              3,497

Accrued liabilities, discontinued operations - noncurrent                                            79                 98
                                                                                               --------           --------
    Total Liabilities
                                                                                                 38,281             26,097
                                                                                               --------           --------
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
    no shares issued and outstanding                                                                 --                 --
Common stock, $.02 par value; authorized: 200,000,000 shares,
    outstanding: 2005 - 66,924,506 shares; 2004 - 66,820,124 shares                               1,338              1,336

Contributed capital                                                                             362,826            362,698

Accumulated deficit                                                                            (267,059)          (268,849)
                                                                                               --------           --------

    Total Stockholders' Equity                                                                   97,105             95,185
                                                                                               --------           --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                     $135,386           $121,282
                                                                                               ========           ========

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                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                                   THREE MONTHS ENDED
                                                                                                        MARCH 31,
                                                                                               ---------------------------
                                                                                                 2005               2004
                                                                                               --------           --------
REVENUES:
        Product sales                                                                          $ 13,658           $  5,837
        Service revenues                                                                          4,264              4,357
                                                                                               --------           --------
            Total Revenues                                                                       17,922             10,194
                                                                                               --------           --------
COST OF REVENUES
        Cost of sales                                                                             4,155              5,883
        Cost of services                                                                          2,467              2,180
                                                                                               --------           --------
            Total Cost of Revenues                                                                6,622              8,063
                                                                                               --------           --------
GROSS MARGIN                                                                                     11,300              2,131
OPERATING EXPENSES:
        Selling, general and administrative expense                                               6,878              4,303
        Provision for doubtful receivables, net of recoveries                                        10                (92)
        Research and development expense                                                          2,716              3,421
        Restructuring expense                                                                       (12)                37
        Depreciation expense                                                                        429                337
                                                                                               --------           --------
            Total Operating Expenses                                                             10,021              8,006
                                                                                               --------           --------
OPERATING INCOME (LOSS)                                                                           1,279             (5,875)
                                                                                               --------           --------
OTHER INCOME (EXPENSES):
        Interest income                                                                             530                275
        Interest expense                                                                             (7)              (209)
        Loss on disposal of assets, net                                                              (1)                (6)
        Other income (expenses), net                                                                  8                (52)
                                                                                               --------           --------
             Total Other Income                                                                     530                  8
                                                                                               --------           --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
                                                                                                  1,809             (5,867)
         Provision for income taxes                                                                  29                 34
                                                                                               --------           --------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                                          1,780             (5,901)
INCOME FROM DISCONTINUED OPERATIONS
        (NET OF INCOME TAX/BENEFIT)                                                                  10              1,685
                                                                                               --------           --------
NET INCOME (LOSS)                                                                              $  1,790           $ (4,216)
                                                                                               ========           ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations                                                       $   0.03           $  (0.09)
Income from discontinued operations                                                                0.00               0.03
                                                                                               --------           --------
Income (loss) per weighted average common share                                                $   0.03           $  (0.06)
                                                                                               ========           ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION:
Income (loss) from continuing operations                                                       $   0.03           $  (0.09)
Income from discontinued operations                                                                0.00               0.03
                                                                                               --------           --------
Income (loss) per weighted average common share                                                $   0.03           $  (0.06)
                                                                                               ========           ========


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                           GLENAYRE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                   THREE MONTHS ENDED
                                                                                                        MARCH 31,
                                                                                               ---------------------------
                                                                                                 2005               2004
                                                                                               --------           --------
NET CASH USED IN OPERATING ACTIVITIES                                                          $ (3,745)          $ (4,273)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment                                                        (273)              (715)
 Maturities of (investment in) short-term securities, net                                        12,124             (5,502)
                                                                                               --------           --------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                              11,851             (6,217)
                                                                                               --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                                          130                187
                                                                                               --------           --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                           130                187
                                                                                               --------           --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                              8,236            (10,303)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                 82,691             65,853
                                                                                               --------           --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                     $ 90,927           $ 55,550
                                                                                               ========           ========

SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CASH AND SHORT-TERM INVESTMENTS:

Cash and cash equivalents                                                                      $ 90,927           $ 55,550
Short-term investments                                                                               56             38,509
                                                                                               --------           --------
CASH AND SHORT-TERM INVESTMENTS                                                                $ 90,983           $ 94,059
                                                                                               ========           ========